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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          American Express                  American Express Receivables
           Centurion Bank                     Financing Corporation II
       ------------------------------------------------------------------
    (Exact name of co-registrants as specified in their respective charters)

                  Utah                                  Delaware
         ---------------------                   ----------------------
        (State of incorporation                  (State of incorporation
            or organization)                         or organization)

               11-2869526                              13-3854638
         ---------------------                   ----------------------
            (I.R.S. Employer                        (I.R.S. Employer
          Identification No.)                      Identification No.)

                                                 World Financial Center
         6985 Union Park Center                     200 Vesey Street
             Midvale, Utah                         New York, New York
        ----------------------                   -----------------------
         (Address of principal                    (Address of principal
           executive offices)                       executive offices)


                 84047                                    10285
              -----------                              -----------
               (Zip Code)                              (Zip Code)

      Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

       Securities to be registered pursuant to Section 12(g) of the Act:

                  American Express Credit Account Master Trust
          Class A Series 2000-3 Floating Rate Asset Backed Certificates
          Class B Series 2000-3 Floating Rate Asset Backed Certificates
             ------------------------------------------------------
                                (Title of Class)


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Item 1.1 Description of Registrant's Securities to be Registered

            The description of the Class A Series 2000-3 Floating Rate Asset Backed Certificates and Class B Series 2000-3 Floating Rate Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus, dated April 27, 2000, and "Summary of Series Terms" and "Maturity Considerations" in the Series 2000-3 Prospectus Supplement, dated April 27, 2000 (the Prospectus and the Prospectus Supplement are attached hereto as Exhibit 4.3).

Item 2. Exhibits

      Exhibit 4.1 Pooling and Servicing Agreement, dated as of May 16, 1996 (incorporated by reference to Registration Statement No. 33-95784 filed on May 30, 1996).

      Exhibit 4.2 Series 2000-3 Supplement to the Pooling and Servicing Agreement, dated as of May 3, 2000.

      Exhibit 4.3 Series 2000-3 Prospectus, dated April 27, 2000, and Prospectus Supplement, dated April 27, 2000, as filed with the Securities and Exchange Commission on May 1, 2000 pursuant to Rule 424(b)(2).

      Exhibit 5.1 Form of specimens of certificates representing the Class A Series 2000-3 Floating Rate Asset Backed Certificates and the Class B Series 2000-3 Floating Rate Asset Backed Certificates.


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      AMERICAN EXPRESS CENTURION BANK

                                      By: /s/ Maureen Ryan
                                          ------------------------------
                                      Name:  Maureen Ryan
                                      Title: Assistant Treasurer

                                      AMERICAN EXPRESS RECEIVABLES
                                      FINANCING CORPORATION II

                                      By: /s/ Leslie R. Scharfstein
                                          ------------------------------
                                      Name:  Leslie R. Scharfstein
                                      Title: President

Date:   May 3, 2000


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                                INDEX TO EXHIBITS

     Exhibit
     Number                           Exhibit
     ------                           -------

      Exhibit 4.1 Pooling and Servicing Agreement, dated as of May 16, 1996 (incorporated by reference to Registration Statement No. 33-95784 filed on May 30, 1996).

      Exhibit 4.2 Series 2000-3 Supplement to the Pooling and Servicing Agreement, dated as of May 3, 2000.

      Exhibit 4.3 Series 2000-3 Prospectus, dated April 27, 2000, and Prospectus Supplement, dated April 27, 2000, as filed with the Securities and Exchange Commission on May 1, 2000 pursuant to Rule 424(b)(2).

      Exhibit 5.1 Form of specimens of certificates representing the Class A Series 2000-3 Floating Rate Asset Backed Certificates and the Class B Series 2000-3 Floating Rate Asset Backed Certificates.